Exhibit 2.3

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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                               LECROY CORPORATION,

                         COBALT ACQUISITION CORPORATION

                                       and

                     COMPUTER ACCESS TECHNOLOGY CORPORATION

                          Dated as of September 1, 2004

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      AGREEMENT  AND  PLAN OF  MERGER,  dated  as of  September  1,  2004  (this
"Agreement"),  among  LeCroy  Corporation,  a Delaware  corporation  ("Parent"),
Cobalt  Acquisition  Corporation,   a  Delaware  corporation  and  wholly  owned
subsidiary of Parent ("Merger Subsidiary"), and Computer Access Technology Corporation, a Delaware corporation (the "Company").

      WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have approved and declared advisable this Agreement, which contemplates the merger of Merger Subsidiary with and into the Company, as set forth below (the "Merger"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, upon the consummation of the Merger, each issued and outstanding share (each a "Share" and, collectively, the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), will be converted into the right to receive $6.00 per Share in cash (without interest) (the "Per Share Amount") upon the terms and subject to the limitations and conditions of this Agreement;

      WHEREAS, the Board of Directors of the Company is recommending that the Company's stockholders approve this Agreement and the Merger;

      WHEREAS, certain stockholders of the Company have entered into Stockholder Voting Agreements (each, a "Voting Agreement" and, collectively, the "Voting Agreements") with Parent and Merger Subsidiary providing for, among other things, the agreement of such stockholders to vote all Shares owned by them in favor of the Merger and this Agreement, subject to the terms and conditions stated therein; and

      WHEREAS, Parent, Merger Subsidiary and the Company desire to make certain representations, warranties and agreements in connection with the Merger and the other transactions contemplated by this Agreement and to prescribe various conditions to the Merger and the other transactions contemplated by this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Subsidiary and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

      SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth herein, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Subsidiary shall be merged with and into the Company. As a result of the Merger,

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the separate  corporate  existence  of Merger  Subsidiary  shall cease,  and the
Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

      SECTION 1.02. Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger, substantially in the form attached hereto as
Exhibit 1.02 (the "Certificate of Merger"), with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing will be held at the offices of Fish & Richardson P.C. at 225 Franklin Street, Boston, MA 02110-2804 (or at such other time and place as the parties may agree).

      SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of each of the Company and Merger Subsidiary shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

      SECTION 1.04. Certificate of Incorporation; By-laws.

      (a) At the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation and shall be amended and restated to read substantially as set forth on Exhibit 1.04 hereto.

      (b) At the Effective Time, the By-laws of Merger Subsidiary as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation unless and until thereafter amended as provided by Law (as defined in Section 3.05(a) hereof), the Certificate of Incorporation of the Surviving Corporation and/or such By-laws.

      SECTION 1.05. Directors and Officers. The directors of Merger Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified and/or additional persons are selected.

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                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

      SECTION 2.01. Conversion Of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Subsidiary, Parent the Company or the holders of any of the following securities:

      (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.01(b) hereof and other than Dissenting Shares (as defined in Section 2.01(e) hereof)) shall be converted into the right to receive the Per Share Amount in cash, without interest (the aggregate cash amount paid pursuant to this Section 2.01(a) being hereinafter referred to as the "Merger Consideration").

      (b) Each share of Common Stock held in the treasury of the Company and each Share owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof, and no payment shall be made with respect thereto.

      (c) Each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully-paid and nonassessable share of common stock of the Surviving Corporation.

      (d) The Shares outstanding immediately prior to the Effective Time (other than Shares to be canceled pursuant to Section 2.01(b) hereof) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Certificate (as defined in Section 2.02(b) hereof) shall cease to have any rights with respect thereto, except the right to receive, for each Share represented by such Certificate, a cash amount equal to the Per Share Amount, without interest, or, if such holder is a Dissenting Stockholder (as defined in Section 2.01(e) hereof), the rights, if any, afforded to such holder under Section 262 of the DGCL.

      (e) Notwithstanding anything in this Agreement to the contrary, any Shares held by a person who shall have properly demanded and perfected a right to receive payment of the fair value of such Shares (a "Dissenting Stockholder") pursuant to Section 262 of the DGCL ("Dissenting Shares") shall not be converted as described in Section 2.01(a) hereof, unless such holder fails to comply with the provisions of Section 262 of the DGCL or withdraws or otherwise loses its right to receive such fair value payment. If, after the Effective Time, such Dissenting Stockholder fails to comply with the provisions of Section 262 of the DGCL or withdraws or otherwise loses its right to receive such fair value payment, such Dissenting Stockholder's Shares shall no longer be considered Dissenting Shares for the purposes of this Agreement and shall thereupon be deemed to have been converted into and become exchangeable for, at the Effective Time, the right to receive for

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each such Share,  in cash the Per Share Amount,  without  interest.  The Company shall give Parent (i) prompt written notice of any demands to receive payment of fair value of Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, settle, offer to settle or otherwise negotiate any such demands.

      SECTION 2.02. Exchange of Certificates for Cash.

      (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with The Bank of New York or such other bank or trust company as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article II through the Exchange Agent, the Merger Consideration (such Merger Consideration, together with any interest earned thereon, being hereinafter referred to as the "Exchange Fund") payable pursuant to Section 2.01 hereof in exchange for Shares. The Exchange Agent shall, pursuant to irrevocable instructions given by Parent, deliver the cash (excluding any interest earned thereon) out of the Exchange Fund. All interest earned on the Exchange Fund shall be payable to Parent. Except as contemplated by this Section 2.02(a), the Exchange Fund shall not be used for any other purpose.

      (b) Exchange Procedures. Parent shall cause the Exchange Agent to mail, as promptly as practicable after the Effective Time, to each holder of record of
(A) a certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates") or (B) uncertificated shares of Common Stock which immediately prior to the Effective Time represented Shares (the "Uncertificated Shares") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Shares shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent and shall be in customary form); and
(ii) instructions for effecting the surrender of the Certificates or transfer of the Uncertificated Shares in exchange for the appropriate portion of the Merger Consideration. Upon (x) surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions or
(y) receipt of an "agent's message" by the Exchange Agent (or such other customary evidence, if any, of transfer the Exchange Agent may request) in the case of a book-entry transfer of Uncertificated Shares, the holder of such Certificate or such Uncertificated Shares shall be entitled to receive in exchange therefor the amount in cash which such holder has the right to receive pursuant to Section 2.01(a) hereof (after giving effect to any required Tax (as defined in Section 9.03 hereof) withholdings) in respect of the Shares formerly represented by such Certificate or Uncertificated Shares, and the Certificate or Uncertificated Shares so surrendered or transferred shall forthwith be canceled. Parent shall use commercially reasonable efforts to negotiate an agreement with the Exchange Agent which provides that upon the holder of such Certificate or such Uncertificated Shares becoming entitled to receive the payment referred to in the previous sentence of this Section 2.02(b), the Exchange Agent shall make such payment to such holder within ten (10)

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business days thereafter.  No interest will be paid or will accrue on the amount payable upon the surrender of any Certificate or transfer of any Uncertificated Shares. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, the proper amount of cash may be paid to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered or transferred as contemplated by this Section 2.02, each Certificate or Uncertificated Share shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the appropriate portion of the Merger Consideration in respect of Share(s) formerly represented thereby.

      (c) No Further Rights in Common Stock. All cash paid upon conversion of the Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares.

      (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Shares outstanding immediately prior to the Effective Time for one (1) year after the Effective Time shall be delivered to Parent, upon demand, and any holders of such Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of any cash to which they are entitled. Any portion of the Exchange Fund remaining unclaimed by such holders as of a date that is immediately prior to such date as such amounts would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 9.03 hereof) shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of any claims or interest of any person previously entitled thereto.

      (e) No Liability. Neither Parent, the Company nor the Surviving Corporation shall be liable to any holder of Shares for any cash delivered to a Governmental Authority pursuant to any abandoned property, escheat or similar Law.

      (f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the appropriate portion of the Merger Consideration in respect thereof pursuant to this Article II.

      SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company or the Surviving Corporation. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to the Shares represented thereby except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates duly presented to the Exchange Agent or Parent

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for any reason shall be  converted  into the amount of cash to which the holders thereof are entitled pursuant to this Article II.

      SECTION 2.04. Stock Options; ESPP.

      (a) Disposition of Options. All options to purchase Company Common Stock issued under the Company's 2000 Stock Option/Stock Issuance Plan, Special 2000 Stock Option Plan and 2000 Stock Incentive Plan (collectively, the "2000 Stock Option Plans"), or under the Company's 1994 Stock Option Plan (together with the 2000 Stock Option Plans, the "Company Stock Option Plans"), whether or not exercisable, whether or not vested, and whether or not performance-based, which are outstanding at the Effective Time (each a "Company Option"), shall be cancelled in the Merger, or assumed by Parent in accordance with this Section 2.04, subject to and in accordance with the terms of such Company Stock Option Plans.

      (b) Vested 2000 Option Shares. Each Company Option issued under the Director Automatic Stock Option Grant Program within the Company's 2000 Stock Incentive Plan and outstanding as of the effective Time shall be cancelled with respect to all of the remaining shares subject to such Company Options in consideration of payment to the holder thereof of an amount equal to the excess, if any, of the Per Share Amount over the exercise price otherwise payable by the holder to acquire each remaining share of Company Common Stock subject to such Company Options. Each other Company Option issued under the Company's 2000 Stock Option Plans, and outstanding as of the Effective Time, to the extent vested and exercisable immediately prior to the Effective Time for shares of Company Common Stock (together with the Company Options described in the preceding sentence, the "Vested 2000 Option Shares"), shall, to the extent of each remaining share of Company Common Stock subject to such Company Options, be cancelled in consideration of payment to the holder thereof of an amount equal to the excess, if any, of the Per Share Amount over the exercise price otherwise payable by the holder to acquire such share; provided, that for purposes of this sentence any accelerated vesting or exercisability which will or might otherwise arise by reason of the Merger shall not be taken into account. For the avoidance of doubt, except for the Company Options described in the initial sentence of this
Section 2.04(b), Company Options issued and outstanding under the Company's 2000 Stock Options Plans which would become vested and exercisable by reason of the transactions contemplated by this Agreement if not assumed by Parent, are to be assumed by Parent pursuant to subsection 2.04(d) below and therefore will not become vested and exercisable immediately prior to the Effective Time by reason of the transaction contemplated by this Agreement. Vested 2000 Option Shares for which the exercise price is greater than the Per Share Amount shall be cancelled as of the Effective Time without payment of any consideration whatsoever. All payments under this Section 2.04(b) shall be made as promptly as practicable after the Effective Time.

      (c) Vested 1994 Option Shares. Each Company Option issued under the Company's 1994 Stock Option Plan and outstanding as of the Effective Time, to the extent vested and exercisable immediately prior to the Effective Time for shares of Company Common Stock (the "Vested 1994 Option Shares"), may, if the holder so consents, to the

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extent of each such Vested 1994 Option Share, be cancelled in  consideration  of payment to the holder thereof of an amount equal to the excess, if any, of the Per Share Amount over the exercise price otherwise payable by the holder to acquire each such Vested 1994 Option Share; provided, that for purposes of this sentence any accelerated vesting or exercisability which will or might otherwise arise by reason of the Merger shall not be taken into account. For the avoidance of doubt, Company Options issued and outstanding under the Company's 1994 Stock Option Plan which would become vested and exercisable by reason of the transactions contemplated by this Agreement if not assumed by Parent, are to be assumed by Parent pursuant to subsection 2.04(d) below and therefore will not become vested and exercisable immediately prior to the Effective Time by reason of the transactions contemplated by this Agreement. All payments under this
Section  2.04(c)  shall be made as promptly as  practicable  after the Effective
Time.

      (d) Other Option Shares. Each Company Option issued under the 2000 Stock Option Plans and outstanding as of the Effective Time to the extent that any shares of Company Common Stock subject to such Company Option are not Vested 2000 Option Shares, and each Company Option issued and outstanding as of the Effective Time under the Company's 1994 Stock Option Plan to the extent not otherwise cancelled in consideration of payment pursuant to paragraph (c) above (together with unvested Company Options issued under the 2000 Stock Option Plans, the "Other Option Shares"), shall be assumed by Parent with the adjustments described herein, each such assumed option referred to herein as an "Assumed Option", subject to the following terms and conditions:

            (i) the number of shares of common stock of the Parent, $0.01 par value per share ("Parent Common Stock") which shall be subject to such Assumed Option shall be (A) the number of Other Option Shares under the applicable Company Option, multiplied by (B) the quotient (the "Conversion Ratio") obtained by dividing the Per Share Amount by the average closing price of Parent Common Stock on the last five (5) trading days ending immediately prior to the Effective Time, with any fraction of a share of Parent Common Stock rounded down to the nearest whole share;

            (ii) the exercise price, per share, at the Effective Time of the Assumed Option shall be equal to (A) the per share exercise price of the Company Option immediately prior to the Effective Time, divided by (B) the Conversion Ratio, with any fraction of a cent rounded up to the nearest whole cent; and

            (iii) except as required to reflect the adjustments made pursuant to
      (i) and (ii) above, the Assumed Option shall otherwise retain the same terms (i.e., with respect to vesting schedule and acceleration provisions) as the original Company Option.

At the Effective Time the Company Stock Option Plans shall be assumed by Parent. The number of shares of Parent Common Stock available for issuance under each Company Stock Option Plan shall be the number of shares of Company Common Stock that remain

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available  for  issuance  under  the   applicable   Company  Stock  Option  Plan
immediately prior to the Effective Time multiplied by the Conversion Ratio. All Company Common Stock numbers that appear in the Company Stock Option Plans shall be multiplied by the Conversion Ratio. Following the assumption of the Other Option Shares and the Company Stock Option Plans, all references to the Company in the Company Options and the Company Stock Option Plans shall be deemed to refer to the Parent.

      (e) Assumed Options. As soon as practicable after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time was a holder of a Company Option covering Other Option Shares a written document evidencing the foregoing Assumed Option. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Assumed Options pursuant to the terms set forth in this Section 2.04.

      (f) Tax Treatment of Replacement Options. It is the intention of the parties that, insofar as consistent with the foregoing conversion procedures, the Assumed Options shall continue to qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent the Company Option was intended to so qualify prior to the assumption of the Company Option.

      (g) Form S-8. Parent agrees to use commercially reasonable efforts to file with the Securities and Exchange Commission (the "SEC"), within fifteen (15) business days after the Effective Time, a registration statement on Form S-8 or other appropriate form under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), to register Parent Common Shares issuable upon exercise of the Parent Exchange Options and to use its commercially reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of the Parent Exchange Options.

      (h) Section 16 of the Securities Exchange Act of 1934. Prior to the Effective Time, the boards of directors of Parent and the Company, or an appropriate committee of non-employee directors thereof, shall each comply as applicable with the provisions of the SEC's No Action Letter dated January 12, 1999 addressed to Skadden, Arps, Slate, Meagher and Flom LLP relating to Rule 16b-3 of the Securities Exchange Act of 1934 so that any disposition of a Company Option or assumption of Other Option Shares pursuant to this Agreement shall be an exempt transaction for purposes of Section 16 of the Securities Exchange Act of 1934 by any officer or director of the Company who may become a covered person for purposes of Section 16.

      (i) ESPP. The Company shall take all actions necessary pursuant to the terms of the Company's 2000 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") in order to (i) preclude the commencement of any new offering period or purchase interval subsequent to the date of this Agreement and (ii) shorten the offering periods and purchase intervals under such plan which includes the Effective Time (the "Current Offerings"), such

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that the Current  Offerings shall terminate  immediately  prior to the Effective
Time. Any purchase rights existing immediately prior to the Effective Time under the Employee Stock Purchase Plan to acquire a share of Company Common Stock shall be cancelled in consideration of payment to the holder thereof of an amount equal to the excess, if any, of the Per Share Amount over the purchase price otherwise payable by the holder to acquire such share.

      (j) Optionee Acknowledgement and Acceptance. No payment in respect of a Company Option issued under the Company's 2000 Stock Option Plans or the Company's 1994 Stock Option Plan, no payment in respect of any purchase right under the Employee Stock Purchase Plan, and no assumption of a Company Option issued under the Company's 2000 Stock Option Plans in respect of Other Option Shares, otherwise required by this Section 2.04 shall be required pursuant to this Section 2.04 until the holder thereof shall have signed and returned to the Parent an acknowledgement and acceptance, in such form as Parent shall have requested, acceding to the foregoing treatment of the holder's Company Options so issued and purchase rights in their entirety. Until, if ever, that condition shall have been satisfied, as of the Effective Time each holder's Company Options issued under the Company's 2000 Stock Option Plans and purchase rights under the Employee Stock Purchase Plan, if any, shall constitute solely the right to receive payments and Assumed Options, as applicable, in accordance with this Section 2.04, upon satisfaction of that condition. The Company shall use commercially reasonable efforts to procure such executed acknowledgements and acceptances from each holder of Company Options so issued and purchase rights under the Employee Stock Purchase Plan prior to the Effective Time.

      SECTION 2.05. Withholding Rights. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the cash consideration otherwise payable pursuant to this Agreement to any holder of Shares or Company Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law, including any amounts required to be so deducted and withheld in respect of the exercise of Company Options prior to the Effective Time. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Shares in respect of which such deduction and withholding were made.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as disclosed in a document of even date herewith and attached to this Agreement and delivered by the Company to Parent upon the execution of this Agreement and referring by section number to the representations and warranties in this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Parent and Merger Subsidiary that:

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      SECTION 3.01.  Organization and Qualification;  Subsidiaries.  The Company
and each subsidiary of the Company (a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for any failure(s) to be so qualified or licensed or in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect (as hereinafter defined). The term "Company Material Adverse Effect" means any change or effect that is or is reasonably likely to be
materially  adverse  to  the  business,   results  of  operations  or  condition
(financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or otherwise materially and adversely affects the ability of the Company to consummate the transactions contemplated hereby; provided, however, that, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining  whether  there  has  been or will be, a  Company  Material  Adverse
Effect: (a) any change in the market price or trading volume of the Company's stock after the date hereof; (b) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the Merger (including any cancellation of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (c) any adverse change, effect, event, occurrence, state of facts or development attributable to
conditions   affecting   the   industries  as  a  whole  in  which  the  Company
participates, the U.S. economy as a whole or the foreign economies as a whole in any locations where the Company or any of its Subsidiaries has material operations or sales; (d) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; or (e) any suit, claim, action or other proceeding brought by any shareholder, Governmental Authority or third-party competitor of the Company or Parent after the date hereof that (x) is brought or threatened against the Company or any of its Subsidiaries or any member of its Board of Directors in respect of this Agreement or the transactions contemplated hereby or (y) in the case of a third-party competitor is brought or threatened against the Company or any of its Subsidiaries or any member of its Board of Directors and is reasonably likely to have been brought with the intended purpose or effect of preventing, enjoining, materially altering or delaying or otherwise interfering with the transactions contemplated by this Agreement. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary, is set forth on Schedule 3.01-1 of the Company Disclosure Schedule. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary, is set forth on Schedule 3.01-1 of the Company Disclosure Schedule. Except as set forth on Schedule 3.01-1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity and is not subject to any obligation or requirement to provide funds or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity or any other person.

      SECTION 3.02. Certificate of Incorporation and By-laws. The Company has heretofore furnished to Parent a complete and correct copy of the Certificate of Incorporation and the By-laws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary (collectively, the "Organizational Documents"). The Organizational Documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any provision of its Organizational Documents.

      SECTION 3.03. Capitalization. The authorized capital stock of the Company consists solely of 100,000,000 shares of Common Stock and 25,000,000 shares of preferred stock. As of the close of business on August 30, 2004, (a) 19,650,329 Shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and none of which were issued in violation of any preemptive or similar rights, (b) 432,727 shares of Common Stock were held in the treasury of the Company, (c) no shares of Common Stock were held by any of the Subsidiaries, (d) no shares of preferred stock were outstanding, (e) 3,850,776 shares of Common Stock were reserved for future issuance pursuant to stock options granted and outstanding pursuant to the Company Stock Option Plans and (f) 400,498 shares of Common Stock were reserved for future issuance pursuant to the Employee Stock Purchase Plan (the Employee Stock Purchase Plan, together with the Company Stock Option Plans, being referred to hereinafter collectively as the "Stock Incentive Plans"). Since August 30, 2004, the Company has not issued any shares of its capital stock, other than any shares of Common Stock issued upon the valid exercise of Company Options in accordance with the terms thereof, or granted any stock options. Set forth on Schedule 3.03-1 of the Company Disclosure Schedule is a complete and accurate description of the grant date, vesting schedule, number of shares of Common Stock available under, strike or exercise price and holder of each outstanding grant of options to acquire shares of Common Stock pursuant to the Company Stock Option Plans and the Company Stock Option Plan and related program, if applicable, under which such options were granted. Each outstanding grant of options under any of the Company Stock Option Plans is evidenced by a Stock Option Agreement. Parent has been furnished with a true and complete copy of each form of Stock Option Agreement evidencing an outstanding option grant. No outstanding grant of options has been made which varies from such forms. Each election to purchase shares of Common Stock under the Employee Stock Purchase Plan is evidenced by an enrollment form as prescribed by the plan administrator of the Employee Stock Purchase Plan. Except for the options and rights to purchase shares of Common Stock granted under the Stock Incentive Plans as expressly set forth in this Section 3.03 and except as set forth on Schedule 3.03-2 of the Company Disclosure Schedule, there are no outstanding options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary (provided that such representation with respect to the issued capital stock of the Company or any Subsidiary shall be made to the Company's knowledge where neither the

Company nor any Subsidiary is party to such option, warrant or other right, agreement, arrangement or commitment) or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the agreements pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.03-3 of the Company Disclosure Schedule, there are no contractual or other obligations of the Company or any Subsidiary to repurchase, redeem, otherwise acquire or pay any amounts in connection with any Shares or any capital stock of, or any other equity interests in, any Subsidiary. Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Schedule 3.03-4 of the Company Disclosure Schedule, each such share owned by the Company or any Subsidiary is free and clear of all security interests, liens, claims, pledges, options, tag along rights, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

      SECTION 3.04. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby except that consummation of the Merger shall require the requisite approval of the Company's stockholders as contemplated herein. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding Shares and the filing and recordation of appropriate merger documents as required by the DGCL) and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Subsidiary, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity.

      SECTION 3.05. No Conflict; Required Filings and Consents.

      (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Organizational Documents of the Company or any Subsidiary; (ii) conflict with or violate in any material respect any United States (federal, state or local) or foreign law, statute, rule, regulation, order, judgment, writ, injunction or decree (collectively, "Laws") applicable to the Company or any Subsidiary or by which any material property or asset of the Company or any Subsidiary is bound or affected; or (iii) except as set forth on Schedule 3.05(a) of the Company Disclosure Schedule, require a consent under, violate, conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any material promissory note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is otherwise bound or affected.

      (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement, the consummation of the Merger and the other transactions contemplated hereby and compliance with the provisions of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except: (i) registrations or other actions required under United States federal and state securities laws as are contemplated by this Agreement;
(ii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act");
(iii) the filing and recordation of appropriate merger documents as required by the DGCL; (iv) as set forth on Schedule 3.05(b) of the Company Disclosure Schedule; and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger or any other transaction contemplated hereby, or, individually or in the aggregate, have a Company Material Adverse Effect.

      SECTION  3.06.  Permits;  Compliance  with  Law.  Except  as set  forth on
Schedule 3.06-1 of the Company Disclosure Schedule, the Company and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for the Company and each Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. Set forth on Schedule 3.06-2 of the Company Disclosure Schedule is a list of those Company Permits, the loss or suspension of any of which would, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is in conflict with or in default or violation of, and at all times since January 1, 2000, has not been in conflict with or in default or violation of, (i) any Laws applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected; (ii) any of the Company Permits; or (iii) any promissory note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the

Company or any Subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth on Schedule 3.06-3, no material investigation or review by any Governmental Authority with respect to the Company or any Subsidiary is pending, or to the knowledge of the Company, threatened, nor has any Governmental Authority indicated in writing an intention to conduct such an investigation or review.

      SECTION 3.07. SEC Filings; Financial Statements.

      (a) The  Company  has  timely  filed  with  the SEC  all  forms,  reports, schedules, statements and other documents required to be filed by it since November 13, 2000 (as supplemented and amended since the time of filing, collectively, the "Company SEC Documents"). The Company SEC Documents, including any financial statements or schedules included in the Company SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (i) complied in all material respects with the applicable requirements of the United States federal securities Laws; and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), or required to file any form, report, schedule, statement or other document with the SEC, the Nasdaq National Market, any stock exchange or, except as set forth on Schedule 3.07(a), any other comparable Governmental Authority.

      (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (i) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and (iii) fairly presented in all material respects (subject, in the case of unaudited statements, to normal and recurring year-end adjustments) the consolidated financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

      (c) With respect to each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q (in each case as supplemented and amended since the time of filing as set forth on Schedule 3.07(c)) included in the Company SEC Documents filed since August 29,

2002, the financial statements and other financial information included in such reports fairly present (within the meaning of the Sarbanes-Oxley Act of 2002) in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in the Company SEC Documents. The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the Company's Board of Directors (i) all significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the knowledge of the Company, such disclosure controls and procedures are effective at the reasonable assurance level in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act. There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act of 2002, neither the Company nor any of its Subsidiaries has made any loans to any executive officer or director of the Company or any of its Subsidiaries.

      (d) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at December 31, 2003, including the notes thereto, included in the Company SEC Documents (the "Company 2003 Balance Sheet"), neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be disclosed on a balance sheet prepared in accordance with United States generally accepted accounting principles, except for liabilities and obligations (i) incurred since December 31, 2003 in the ordinary course of business consistent with past practice which would not, individually or in the aggregate, have a Company Material Adverse Effect; or (iii) incurred pursuant to this Agreement.

      (e) The Company has heretofore furnished to Parent complete and correct copies of all material amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC as exhibits to Company SEC Documents and are currently in effect. A true and complete list of such amendments and modifications is set forth on Schedule 3.07(e) of the Company Disclosure Schedule.

      SECTION 3.08. Disclosure Documents. The preliminary proxy statement relating to the meeting of the Company's stockholders in connection with the Merger (together with any amendments thereof or supplements thereto, the "Company Proxy Statement") will not, when filed with the SEC, at the date mailed to the Company's stockholders and at the time of such meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to any solicitation of proxies or otherwise. The Company Proxy Statement will, when filed with the SEC, at the date mailed to the Company's stockholders and at the time of such meeting of stockholders to be held in connection with the Merger, comply in all material respects with the applicable requirements of the United States federal securities Laws. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Subsidiary or any of their respective representatives in writing specifically for inclusion in the Company Proxy Statement.

      SECTION 3.09. Absence of Certain Changes or Events. Since December 31, 2003, except as contemplated by this Agreement or as set forth on Schedule 3.09 of the Company Disclosure Schedule, the Company and the Subsidiaries have conducted their businesses in the ordinary course and in a manner consistent with past practice, and there has not been (a) any event or events having a Company Material Adverse Effect, (b) any change by the Company in its accounting methods, principles or practices, (c) any revaluation by the Company of any material asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (d) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the Subsidiaries taken as a whole, except in the ordinary course of business and consistent with past practice, (e) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, (f) any material damage, destruction or loss to material property, whether or not covered by insurance, (g) any settlement or compromise of any material litigation, action or claim, or (h) other than pursuant to the contracts and Plans expressly referred to in Section 3.11 hereof, any increase in, establishment or material amendment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except for salary increases and benefit accruals in the ordinary course of business consistent with past practice.

      SECTION 3.10. Absence of Litigation. Except as set forth on Schedule 3.10-1 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding, compliance review or investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any court, arbitrator or Governmental Authority, which (a) individually or in the aggregate, would have a Company Material Adverse Effect, or (b) seeks to delay or prevent the consummation of the Merger or the other transactions contemplated hereby. Except as set forth on Section 3.10-2 of the Company Disclosure Schedule, neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award which would have, individually or in the aggregate, a Company Material Adverse Effect.

      SECTION 3.11. Employee Benefit Plans. Schedule 3.11 of the Company Disclosure Schedule sets forth a true and complete list of (i) all the employee benefit plans and programs maintained and currently in effect or for which the Company or any Subsidiary may have any responsibility or liability for the benefit of any current or former employee, officer or director of the Company or any Subsidiary, as amended to date (the "Plans"); and (ii) all contracts and agreements relating to employment which provide for annual compensation in excess of $150,000 and all severance or change of control agreements, with any of the directors, officers or employees of the Company or its Subsidiaries (other than, in each case, any such contract or agreement that is terminable at any time by the Company or a Subsidiary at will and without penalty or other adverse consequence) (the "Employment Contracts"). Parent has been furnished with a true and complete copy of each Plan, and with respect to each such Plan true, correct and complete copies of (a) any associated trust, custodial, insurance or service agreements, (b) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the three (3) preceding calendar years and (c) the most recently received IRS determination letters and any governmental advisory opinions, rulings, compliance statements, closing agreements, or similar materials specific to such Plan and each Employment Contract. Except as set forth in Schedule 3.11 of the Company Disclosure
Schedule:  (i) none of the Plans is a  multiemployer  plan within the meaning of
Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) none of the Plans or Employment Contracts promises or provides retiree medical or life insurance benefits to any person except as required by Part 6 of Title I of ERISA, Section 4980B of the Code or any similar state Law relating to the continuation of health insurance coverage; (iii) each Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to adversely affect the qualified status of such Plan;
(iv) none of the Plans or Employment Contracts promises or provides severance benefits or benefits contingent upon a change in ownership or control within the meaning of Section 280G of the Code; (v) each Plan has been operated in all material respects in accordance with its terms and the requirements of applicable Law; (vi) none of the Plans is subject to Title IV of ERISA; (vii) neither the Company nor any Subsidiary has incurred any direct or indirect liability under, arising out of, or by operation of Title IV of ERISA in connection with, the termination of, or withdrawal from, any Plan or other retirement plan or arrangement; and (viii) the Company and the Subsidiaries have not incurred any liability under, and have complied in all material respects with, the Worker Adjustment Retraining Notification Act.

Other than routine claims for benefits under the Plans, no claim with respect to, or legal proceeding involving, any Plan or a breach of any Employment Contract is pending or, to the knowledge of the Company, threatened.

      SECTION 3.12. Labor Matters. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, and since January 1, 2001 there has not occurred any strike, work stoppage or union organizing effort and, to the knowledge of the Company, no such action is threatened or contemplated. Neither the Company nor any Subsidiary is engaged in any material unfair labor practice (as defined in the National Labor Relations
Act).

      SECTION 3.13. Personal Property, Real Property and Leases.

      (a) The Company has never owned any real property. Schedule 3.13-1 of the Company Disclosure Schedule sets forth a true and complete list of all real property leased by the Company or any Subsidiary since 1991, and separately identifies that which is, or was previously, leased. The Company and the Subsidiaries have valid leasehold interests to or in all of the properties and assets necessary to conduct their respective businesses as currently conducted and, except as set forth on Schedule 3.13-2 of the Company Disclosure Schedule, there are no material security interests or encumbrances on such owned properties and assets. The owned properties and assets and, to the knowledge of the Company, the leased properties and assets, necessary to conduct the business of the Company and the Subsidiaries as currently conducted are structurally sound in all material respects, are in good operating condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put, and none of such properties or assets is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

      (b) All leases of real property leased for the use or benefit of the Company or any Subsidiary to which the Company or any Subsidiary is a party requiring rental payments in excess of $50,000 during the period of the lease, and all amendments and modifications thereto, are in full force and effect and have not been modified or amended, and there exists no material default under any such lease by the Company, any Subsidiary, or, to the knowledge of the Company, by any other party thereto, nor any event which with notice or lapse of time or both would constitute a material default thereunder by the Company or any Subsidiary or, to the knowledge of the Company, by any other party thereto.

      SECTION 3.14. Intellectual Property. "Company Intellectual Property" means all trademarks, trademark rights, trade names, trade name rights, patents, patent rights, industrial models, inventions, copyrights, servicemarks, trade secrets, know-how, computer software programs and other proprietary rights and information used or held for use in connection with the business of the Company and the Subsidiaries as currently conducted, together with all applications currently pending for any of the foregoing. Except as (i) set forth in Schedule 3.14-1 of the Company Disclosure Schedule; or (ii) would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the

Subsidiaries own or have legally enforceable rights to use all of the Company Intellectual Property, and no assertion or claim in writing has been received by the Company or any Subsidiary (or, to the knowledge of the Company, is there any basis therefor) challenging the validity of the Company's or any Subsidiary's ownership of, or right to use, any Company Intellectual Property. Except as set forth on Schedule 3.14-2 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is party to any material license or other agreement pursuant to which it has the right to use any Company Intellectual Property utilized in connection with any product or process of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.14-3 of the Company Disclosure Schedule, there are no pending, or to the knowledge of the Company, threatened, interferences, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of the Company or any Subsidiary that, individually or in the aggregate, would have a Company Material Adverse Effect. Except as set forth on Schedule 3.14-4, all employees of the Company and the Subsidiaries since January 1, 2000 have executed confidentiality and invention assignment agreements in the forms previously delivered to the Parent. Except as set forth in Schedule 3.14-5 of the Company Disclosure Schedule, there have been no notices received by the Company from, or claims made against the Company or any Subsidiary by, or to the knowledge of the Company, claims against the Company or any Subsidiary threatened by, third parties regarding actual or potential infringements of any Company Intellectual Property. Except as disclosed in Schedule 3.14-6 of the Company Disclosure Schedule, there are no infringements by third parties of any Company Intellectual Property which, individually or in the aggregate, would have a Company Material Adverse Effect. Except as set forth on Schedule 3.14-7 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has licensed or otherwise permitted the use by any third party of any Company Intellectual Property (other than end-user licenses to customers in the ordinary course of business consistent with past practice).

      SECTION 3.15. Taxes. Except as set forth on Schedule 3.15 of the Company Disclosure Schedule, (i) the Company and the Subsidiaries have filed all federal, state, local and foreign Tax returns and reports required to be filed by them on or prior to the date hereof, and all such Tax returns are true, correct, and complete in all material respects; (ii) each of the Company and the Subsidiaries have paid on a timely basis all Taxes when and as due under applicable Law, other than such payments as are immaterial in amount or are being contested in good faith by appropriate proceedings (each of which is described on Schedule 3.15 of the Company Disclosure Schedule); (iii) neither the Company nor any of the Subsidiaries has ever been subject to any Tax audit;
(iv) neither the Internal Revenue Service (the "IRS") nor any other Taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of the Company, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional Taxes; (v) none of the Tax returns of the Company and its Subsidiaries contains or will contain a disclosure statement under Code Section 6662 of the Code or any similar provision of state, local, or foreign Law; (vi) neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign Tax, which waiver or extension remains in effect; (vii) the accruals and reserves for Taxes reflected in the Company 2003 Balance Sheet and the Company's most recent quarterly financial statements, adjusted to reflect additions and deletions thereto since the date thereof arising in the ordinary course of business and consistent with past practice, are adequate to cover all Taxes accruable in accordance with United States generally accepted accounting principles through the Effective Time; (viii) the Company and the Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by Law to be withheld or collected, and the Company and the Subsidiaries have complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; (ix) there are no liens for Taxes upon the assets of the Company or the Subsidiaries, other than liens for Taxes not yet due or owing or that are being contested in good faith by appropriate proceedings (each of which is described on Schedule 3.15 of the Company Disclosure Schedule); (x) neither the Company nor any of its Subsidiaries is party to or bound by (nor will the Company or any of its Subsidiaries, prior to the Effective Time, become a party to or become bound by) any Tax indemnity, Tax sharing or Tax allocation agreement; (xi) except for the group of which the Company is presently the common parent, the Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation, and none of the Subsidiaries of the Company has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, except where the Company was the common parent corporation of such affiliated group; (xii) all material elections with respect to Taxes affecting the Company and the Subsidiaries as of the date of this Agreement are reflected on the Tax returns made available to Parent;
(xiii) neither the Company nor any Subsidiary is currently nor has ever been subject to the reporting requirements of Code Section 6038A; (xiv) none of the assets of the Company nor of any Subsidiary is property which the Company or any such Subsidiary is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f) of the Code; (xv) none of the assets of the Company or of any Subsidiary directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; (xvi) none of the assets of the Company or of any Subsidiary is "tax exempt use property" within the meaning of Section 168(h) of the Code;
(xvii) neither the Company nor any Subsidiary has participated in, nor will it participate in, an international boycott within the meaning of Section 999 of the Code; (xviii) neither the Company nor any Subsidiary is a party to any Employment Contract or Plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (xix) neither the Company nor any Subsidiary is, nor has it ever been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii)of the Code; (xx) neither the Company nor any Subsidiary has, nor has it ever had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country nor, in the absence of such Treaty, in the manner contemplated under the Laws of such foreign country; (xxi) the Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes; and (xxii) neither the Company nor any

Subsidiary has taken any action that would have the effect of deferring any material liability for Taxes from any taxable period ending on or before the Closing Date to any taxable period ending thereafter.

      SECTION 3.16. Environmental Matters.

      (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined in or regulated under any of the following U.S. federal statutes and/or their state or foreign counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Occupational Health and Safety Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) asbestos; (F) any other pollutant or contaminant; and
(G) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and
(ii) "Environmental Laws" means any U.S. federal, state or local or foreign law, including, without limitation, any code or rule of common law, relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, management, storage or disposal of, or exposure to, Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of natural resources or human health.

      (b) Except as set forth on Schedule 3.16 of the Company Disclosure Schedule (which description shall include an estimate of the Company's potential financial liability with respect to each matter so described) or as would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries has violated or is in violation of any Environmental Law; (ii) there is and has been no release, threatened release, contamination, disposal, spilling, dumping, incineration, discharge, storage or treatment of any Hazardous Substance, at, on, under or from any of the properties owned or, to the knowledge of the Company, leased by the Company or any of its Subsidiaries (including, without limitation, soils and surface and ground waters); (iii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is liable for any contamination, release or threatened release of Hazardous Substances at any location off of the properties and facilities owned or operated by the Company or any Subsidiary; (iv) neither the Company nor any Subsidiary is liable with respect to any pending claims that have been or, to the Company's knowledge, are threatened to be asserted under any Environmental Law; (v) the Company and each of its Subsidiaries has all permits, licenses and other authorizations and has made all registrations, notifications, reports and submissions required under any Environmental Law
("Environmental Permits"); (vi) each of the Company and its Subsidiaries has been and is in compliance with its Environmental Permits; (vii) there are no pending, or, to the knowledge of the Company, threatened claims against the Company or any Subsidiary arising under or relating to any Environmental Law or Hazardous Substance; (viii) neither the Company nor any of its Subsidiaries is subject to or has entered into any order, consent, decree or other agreement under or relating to any Environmental Law or Hazardous Substance; and (ix) neither the Company nor any of its Subsidiaries has entered into any written or unwritten agreement pursuant to which the Company or any of the Subsidiaries are obligated to assume, indemnify, defend, hold harmless, release or perform any liabilities, claims or obligations arising under or related to any Environmental Law or Hazardous Substance.

      SECTION 3.17. Material Contracts and Government Contracts.

      (a) Subsections (i) through (viii) of Schedule 3.17(a) of the Company Disclosure Schedule set forth a true and complete list of all of the following contracts and agreements (including, without limitation, oral agreements) to which the Company or any Subsidiary is a party (each of such contracts and agreements and each other contract or agreement of the Company or any Subsidiary entered into after the date of this Agreement that would have been required to be set forth on Schedule 3.17(a) of the Company Disclosure Schedule, had such contract or agreement been entered into prior to the date of this Agreement, collectively, the "Material Contracts"):

            (i) each contract and agreement (other than any routine purchase order or pricing quote made in the ordinary course of business involving less than $50,000) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company or any Subsidiary under the terms of which the Company or any Subsidiary: (A) paid or otherwise gave consideration of more than $100,000 in the aggregate during the calendar year ended December 31, 2003, (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ending December 31, 2004, (C) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of the contract or agreement or (D) cannot be canceled by the Company or such Subsidiary on thirty (30) or fewer days notice without penalty or further payment of less than $25,000;

            (ii) each customer contract and agreement (other than routine purchase orders or pricing quotes made in the ordinary course of business involving less than $20,000 individually) to which the Company or any Subsidiary is a party which: (A) involved consideration of more than $20,000 in the aggregate during the calendar year ended December 31, 2003,
      (B) is likely to involve consideration of more than $20,000 in the aggregate during the calendar year ending December 31, 2004, (C) is likely to involve consideration of more than $20,000 in the aggregate over the remaining term of the contract or (D) cannot be canceled by the Company or such Subsidiary on thirty (30) or fewer days notice without penalty or further payment of less than $20,000;

            (iii) each management contract and each contract with an independent contractor or consultant (or similar arrangement) to which the Company or any Subsidiary is a party and which: (A) involved consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2003, (B) is likely to involve consideration of more than $10,000 in the aggregate during the calendar year ending December 31, 2004, (C) is likely to involve consideration of more than $10,000 in the aggregate over the remaining term of the contract, or (D) cannot be canceled by the Company or such Subsidiary on thirty (30) or fewer days notice without penalty or further payment of less than $10,000;

            (iv) all contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which the Company or any Subsidiary has created, incurred, assumed, agreed to indemnify against or guaranteed (or may so create, incur, assume, agree to indemnify against or guarantee) indebtedness involving an amount in excess of $25,000 in any individual case or $50,000in the aggregate or under which the Company or any Subsidiary has granted or incurred (or may grant or incur) a security interest or lien on any of their respective assets, whether tangible or intangible, to secure indebtedness of an amount in excess of $25,000 in any individual case or $50,000 in the aggregate or under which the Company or any Subsidiary has agreed to indemnify against or guarantee obligations (other than indebtedness) involving an amount in excess of $25,000 in any individual case or $50,000 in the aggregate;

            (v) each contract and agreement that limits the ability of the Company or and Subsidiary or, after the Effective Time, Parent or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

            (vi) each contract and agreement between or among the Company or any Subsidiary, on the one hand, and any affiliate (as defined in Section 9.03(a) hereof) of the Company, including without limitation, present and former officers or directors of the Company or any Subsidiary or any of their respective associates, on the other hand, including, without limitation, any agreement to indemnify, advance expenses and/or defend any of the foregoing in respect of any matter;

            (vii) each contract and agreement to which the Company or any Subsidiary is a party under which it has agreed to supply products to a customer at specified prices, whether directly or through a specific distributor, manufacturer's representative or dealer, which contract involves products or sales of at least $100,000 and extends for more than one year; and

            (viii) each other contract and agreement (A) the absence or breach of which would have a Company Material Adverse Effect, or (B) that would be deemed to be material pursuant to Item 601 of Regulation S-K under the Securities Act.

      (b) Each Material Contract is a legal, valid and binding agreement of the Company or a Subsidiary, as the case may be, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity, and none of the Company, any Subsidiary or, to the knowledge of the Company, any other party thereto, is in material default under any Material Contract; neither the Company nor any Subsidiary is in receipt of any notice of default under any Material Contract; and none of the Company or any of the Subsidiaries anticipates any termination or change to, or receipt of a proposal with respect to, any of the Material Contracts as a result of the Merger or otherwise. Except as set forth on Schedule 3.17(b) of the Company Disclosure Schedule, the Company has furnished Parent with true and complete copies of all Material Contracts, together with all amendments, waivers, or other changes thereto.

      (c) For purposes of this Section 3.17, (i) the term "Government" shall mean any entity within the U.S. federal government; and (ii) the term "Government Contract" shall mean any Government prime contract, cooperative research and development agreement, "other transaction", or any subcontract at any tier under a Government prime contract, or any basic ordering agreement, letter contract, purchase order or delivery order of any kind, including without limitation, as to all of the foregoing, all amendments, modifications and options thereunder or relating thereto.

      (d) Schedule 3.17(d) of the Company Disclosure Schedule sets forth a true and complete list of: (i) all Government Contracts currently in force between the Company or any Subsidiary and the Government or any prime contractor or subcontractor; (ii) all outstanding quotations, bids and proposals submitted by the Company or any Subsidiary, which the Company believes are still subject to acceptance, to the Government or any prime contractor or subcontractor; and
(iii) any Government Contract that by its terms remains subject to audit.

      (e) Except as set forth on Schedule 3.17(e) of the Company Disclosure Schedule, with respect to Government Contracts, there is no pending or, to the knowledge of the Company, threatened, (i) civil fraud or criminal action, proceeding or investigation by any Governmental Authority, (ii) suspension or debarment action or proceeding against the Company or any Subsidiary, (iii) request by the Government for a contract price adjustment based on a claimed disallowance by the Government in excess of $25,000, (iv) dispute between the Company or any of its Subsidiaries and the Government which has resulted in a government contracting officer's determination and finding final decision where the amount in controversy exceeds, or is reasonably likely to exceed, $25,000 or
(v) claim or equitable adjustment by the Company or any of its Subsidiaries against the Government in excess of $25,000.

      SECTION 3.18. Opinion of Financial Advisor. The Company's Board of Directors has received the opinion of Needham & Company, Inc. ("Needham") to the effect that, as of the date of this Agreement, the Per Share Amount to be received by the holders of Common Stock pursuant to the Merger is fair to such holders from a financial point of view.

The Company has provided a copy of such opinion to Parent. The Company has received the consent of Needham to include such opinion in the Company Proxy Statement.

      SECTION 3.19. Board Approval; Vote Required. The Company's Board of Directors, at a meeting duly called and held on September 1, 2004, at which all directors were present, duly and unanimously adopted resolutions: (i) approving this Agreement and the transactions contemplated hereby, including the Merger;
(ii) declaring that this Agreement is advisable; (iii) determining that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders and that the consideration to be paid for each Share in the Merger is fair to the holders of Shares; and (iv) recommending that the Company's stockholders approve and adopt this Agreement and the transactions contemplated hereby, including the Merger. None of the aforesaid resolutions by the Company's Board of Directors has been amended, rescinded or modified. The affirmative vote of the holders of a majority of the Shares outstanding as of the record date for the Company Stockholders' Meeting is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated by this Agreement, including the Merger.

      SECTION 3.20. Brokers. No broker, finder, investment banker or other person (other than Needham) is entitled to or will be paid any brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Needham pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement. Schedule 3.20 of the Company Disclosure Schedule discloses the maximum aggregate amount of all costs, fees and expenses that will be paid or will be payable by the Company and its Subsidiaries to all attorneys, accountants and investment bankers and other experts and consultants and all printing and advertising expenses in connection with the Merger and the transactions contemplated by this Agreement.

      SECTION 3.21. Customers. Schedule 3.21 of the Company Disclosure Schedule sets forth the twenty-five (25) largest customers of the Company, each ranked by revenue, for the most recent fiscal year. Except as set forth on Schedule 3.21 of the Company Disclosure Schedule, since January 1, 2003, no customer named on
Schedule 3.21 has canceled, otherwise terminated or materially curtailed, or, to the knowledge of the Company, threatened to cancel, otherwise terminate or materially curtail its relationship with the Company, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

      SECTION 3.22. Suppliers. Except as set forth on Schedule 3.22 of the Company Disclosure Schedule, since December 31, 2003 no material supplier or service provider of the Company or any Subsidiary has indicated it will stop or materially decrease the supply or materials, products or services to the Company or such Subsidiary or is otherwise involved in or, to the knowledge of the Company, is threatening a material dispute with the Company or such Subsidiary.

      SECTION 3.23. Certain Payments. Neither the Company nor any Subsidiary or any director, officer, agent or employee of the Company or any Subsidiary, or any other person associated with or acting for or on behalf of the Company or any Subsidiary, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person or Governmental Authority, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, any Subsidiary or any affiliate of the Company or any Subsidiary or
(iv) in violation of any federal,  state,  territorial,  local or foreign Law or
(b) established or maintained any fund or asset that has not been recorded in the books and records of the Company or any Subsidiary.

      SECTION 3.24. Section 203 of the DGCL. No state anti-takeover statute or similar charter or bylaw provisions of the Company are applicable to the Merger, this Agreement or the transactions contemplated hereby.

      SECTION 3.25. Insurance. Schedule 3.25-1 of the Company Disclosure Schedule contains a true and complete list of all material insurance policies and binders, insurance policies which have retrospective premium mechanisms and programs of self-insurance owned, held or maintained by the Company on the date of this Agreement or at any time during the previous three calendar years that afford or afforded, as the case may be, coverage to the Company, its assets or businesses. The Company's insurance policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing material default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full. The Company and any of its covered Subsidiaries is a "named insured" or an "insured" under such insurance policies. The Company and its Subsidiaries have not been refused any insurance, nor has the coverage of the Company or any of its Subsidiaries been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past three (3) years. Except as set forth on Schedule 3.25-2 of the Company Disclosure Schedule, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company and its Subsidiaries may be continued by the Company and its Subsidiaries without modification or premium increase after the Effective Time and for the duration of their current terms, which terms expire as set forth on Schedule 3.25-3 of the Company Disclosure Schedule. Set forth on Schedule 3.25-4 of the Company Disclosure Schedule is the amount of the annual premium currently paid by the Company for its directors' and officers' liability insurance.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                              AND MERGER SUBSIDIARY

      Parent and Merger Subsidiary hereby, jointly and severally, represent and warrant to the Company that:

      SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for any failure(s) to be so qualified or licensed or in good standing that would not, individually or in the aggregate, have a Parent Material Adverse Effect (as hereinafter defined). The term "Parent Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the business, results of operations or condition (financial or otherwise) of Parent and its subsidiaries, taken as a whole, or otherwise materially and adversely affects the ability of the Parent and Merger Subsidiary to consummate the transactions contemplated hereby.

      SECTION 4.02. Certificate of Incorporation and By-laws. Parent has heretofore furnished to the Company a complete and correct copy of the Certificate of Incorporation and the By-laws, each as amended to date, of Parent and Merger Subsidiary. Such Certificates of Incorporation and By-laws are in full force and effect. Neither Parent nor Merger Subsidiary is in violation of any provision of its Certificate of Incorporation or By-laws.

      SECTION 4.03. Authority Relative to this Agreement. Each of Parent and Merger Subsidiary has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Subsidiary are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Subsidiary and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Subsidiary enforceable against each of Parent and Merger Subsidiary in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity.

      SECTION 4.04. No Conflict; Required Filings and Consents.

      (a) The execution and delivery of this Agreement by Parent and Merger Subsidiary do not, and the performance of this Agreement by Parent and Merger Subsidiary will not, (i) conflict with or violate the Certificate of
Incorporation or By-laws of Parent or Merger Subsidiary; (ii) conflict with or violate in any material respect any Laws applicable to Parent or Merger Subsidiary or by which any property or asset of either of them is bound or affected; or (iii) except as specified in Schedule 4.04(a) of the separate Disclosure Schedule previously delivered by Parent to the Company (the "Parent Disclosure Schedule"), require a consent under, violate, conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Subsidiary pursuant to, any material promissory note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Subsidiary is a party or by which Parent or Merger Subsidiary or any property or asset of either of them is otherwise bound or affected.

      (b) The execution and delivery of this Agreement by Parent and Merger Subsidiary do not, and the performance of this Agreement, the consummation of the Merger and the other transactions contemplated hereby and compliance with the provisions of this Agreement by Parent and Merger Subsidiary will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) registrations or other actions required under United States federal and state securities laws as are contemplated by this Agreement; (ii) actions required by the HSR Act; (iii) the filing and recordation of appropriate merger documents as required by the DGCL;
(iv) as set forth on Schedule 4.04(b) of the Parent Disclosure Schedule; and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger or any other transaction contemplated hereby, and would not, individually or in the aggregate, have a Parent Material Adverse Effect.

      SECTION 4.05. Absence of Litigation. There is no claim, action, proceeding or investigation pending or, to the knowledge of the Parent, threatened against the Parent before any court, arbitrator or Governmental Authority, which seeks to delay or prevent the consummation of the Merger and or any other transaction contemplated hereby.

      SECTION 4.06 Disclosure Documents. None of the information supplied or to be supplied by Parent or Merger Subsidiary in writing specifically for inclusion or incorporation by reference in the Company Proxy Statement will, when filed with the SEC, at the date mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 4.07 Brokers. No broker, finder or investment banker (other than BNY Capital Markets, Inc.) is entitled to any brokerage or finder's fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Subsidiary.

      SECTION 4.08 Board Approval. The Board of Directors of Parent has approved this Agreement and the Merger and has determined that the Merger is in the best interests of Parent. No action is necessary on the part of the stockholders of Parent in connection with this Agreement or the Merger.

      SECTION 4.09 Investigation by Parent; Company's Liability. Parent and Merger Subsidiary acknowledge and agree that, except for the representations and warranties of the Company contained in this Agreement, the Company makes no representation or warranty. Notwithstanding Parent's investigation into the affairs of the Company, or any knowledge of facts determined or determinable pursuant to such investigation, the Parent shall have the right to rely fully upon the representations and warranties of the Company set forth in this Agreement.

      SECTION 4.10 Third-Party Financing. Parent has obtained a firm commitment financing arrangement from a nationally recognized third-party lender to finance Parent's payment of the Merger Consideration.

                                    ARTICLE V

                 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME

      SECTION 5.01. Conduct of Business by the Company Pending the Effective Time. The Company covenants and agrees that, between the date of this Agreement and the earlier of the termination of this Agreement pursuant to Article VIII or the Effective Time, except as set forth on Schedule 5.01 of the Company Disclosure Schedule or unless Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice or in furtherance of the transactions contemplated by this Agreement; and the Company shall use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has business relations. By way of amplification and not limitation, except as contemplated by this Agreement or as expressly set forth on Schedule 5.01 of the Company Disclosure Schedule, neither the Company nor any of the Subsidiaries shall, between the date of this Agreement and the earlier of the termination of this Agreement pursuant to
Article VIII or the Effective Time, directly or indirectly do, propose or commit to do, or authorize any of the following, without the prior written consent of Parent, which consent shall not be unreasonably withheld:

      (a) amend, repeal or otherwise change the Company's or any of its Subsidiary's Organizational Documents;

      (b) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any Shares or any shares of any class of capital stock of the Company or the Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any Shares or shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except, subject to Section 2.04 hereof, for the issuance of shares of Common Stock pursuant to the exercise or purchase, in accordance with their respective terms, of employee stock options or other awards outstanding on the date hereof as set forth on Schedule 3.03-1 to the Company Disclosure Schedule, provided that if any payment is required in connection therewith, such payment shall be in cash or by net exercise, if permitted under the terms of such stock options);

      (c) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any assets of the Company or any Subsidiary, except for sales of finished goods in the ordinary course of business and in a manner consistent with past practice;

      (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that a wholly owned Subsidiary may declare and pay a dividend to its parent;

      (e) reclassify, combine, split or subdivide, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

      (f) (i) acquire (including, without limitation, by merger, consolidation or acquisition of capital stock or assets) (A) any corporation, partnership, other business organization or any division thereof or (B) any assets outside the ordinary course of business; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business to vendors and/or employees and consistent with past practice; (iii) authorize any single capital expenditure which is in excess of $25,000 or capital expenditures, in the aggregate, in excess of $200,000 for the Company and the Subsidiaries taken as a whole; or (iv) enter into or amend in any respect any Material Contract or enter into or amend in any respect any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (f);

      (g) hire any employees or increase (except salary increases in the ordinary course of business and consistent with past practice) the compensation payable or to become payable to its officers or employees generally or to any employee with an annual salary in excess of $150,000, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

      (h) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

      (i) pay, discharge or otherwise satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company 2003 Balance Sheet, or subsequently incurred in the ordinary course of business and consistent with past practice;

      (j) fail to comply in all material respects with applicable Laws;

      (k) fail to pay and discharge any Taxes on the Company (or any of its Subsidiaries) or against any of its properties or assets before the same shall become delinquent and before penalties accrue thereon, except to the extent and so long as the same are being contested in good faith and by appropriate proceedings;

      (l) fail to perform any of its obligations under any of the Material Contracts, or modify or terminate any of the Material Contracts; or

      (m) settle or compromise any material claims or litigation.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      SECTION 6.01. Company Proxy Statement. As promptly as practicable after the date of this Agreement, and, in any event, within ten (10) business days thereafter, the Company shall prepare and file with the SEC the Company Proxy Statement and shall cause the Company Proxy Statement to be mailed to the Company's stockholders as promptly as practicable and, in any event, within five
(5) business days after the Company Proxy Statement is cleared by the SEC. Notwithstanding the foregoing, any delay caused by Parent's or its representative's review of the Company Proxy Statement shall toll the applicable periods set forth above. The Company will notify Parent promptly of the receipt of, and will respond promptly to, any comments from the SEC or its staff and any request by the SEC or its staff for amendments or supplements to the Company Proxy Statement or for additional information, and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Company Proxy Statement or the Merger. If at any time prior to the approval of this Agreement by the Company's stockholders there shall occur any event that is required to be set forth in an amendment or supplement to the Company Proxy Statement, the Company will promptly notify Parent thereof and prepare and mail to its stockholders such amendment or supplement. The Company shall give Parent and its counsel a reasonable opportunity to be involved in the drafting of and review and comment upon any Company Proxy Statement and any amendment or supplement thereto and any such correspondence prior to its filing with the SEC or dissemination to the Company's stockholders and the Company shall not mail any Company Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. Unless and until the Board of Directors of the Company shall withdraw its approval or recommendation of this Agreement or the Merger if and to the extent permitted by, and in accordance with, Section 6.05 hereof, the Company shall include in the Company Proxy Statement the recommendation set forth in Section 3.19 hereof and shall use commercially reasonable efforts to solicit from holders of Common Stock proxies in favor of the Merger and this Agreement and take all other actions reasonably necessary or, in the reasonable opinion of Parent, advisable to secure the approval of stockholders required by the DGCL, the Company's Certificate of Incorporation and By-Laws and any other applicable Law in order to effect the Merger.

      SECTION 6.02. Company Stockholders' Meeting. The Company shall, in accordance with applicable Law and its Organizational Documents (as in effect on the date of this Agreement), duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Stockholders' Meeting") for the purpose of considering and voting upon approval of this Agreement, the Merger and related matters as promptly as practicable after the date hereof. The Company shall, through its Board of Directors, recommend (and continue to recommend) to its stockholders their approval and adoption of this Agreement and approval of the Merger, unless and until the Board of Directors of the Company shall withdraw its approval or recommendation of this Agreement or the Merger if and to the extent permitted by, and in accordance with, Section 6.05 hereof. The obligations of the Company contained in the first sentence of this Section 6.02 shall apply and remain in full force and effect regardless of whether the Company shall have withdrawn its approval or recommendation of this Agreement or the Merger or taken any other actions described in Section 6.05 hereof.

      SECTION 6.03. Appropriate Action; Consents; Filings.

      (a) The Company and Parent shall use their respective commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated hereby as promptly as practicable; (ii) obtain in a timely manner from Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby; and (iii) as promptly as practicable make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger or the other transactions contemplated hereby that are required under (A) the Exchange Act, and any other applicable federal or state securities Laws, (B) the HSR Act and any related governmental request(s) thereunder, and (C) any other applicable Law; provided that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Each of the Company and Parent shall furnish to each other all information required from it for any application or other filing to be made pursuant to any applicable Law (including all information required to be included in the Company Proxy Statement) in connection with the transactions contemplated by this Agreement.

      (b)  Without  limiting  the  generality  of its  undertakings  pursuant to
Section 6.03(a) hereof, each party hereto shall (i) use its commercially reasonable efforts to prevent the entry, in a judicial or administrative proceeding brought under any antitrust Law by any Governmental Authority with jurisdiction over enforcement of any applicable antitrust Laws or any other party of any permanent or preliminary injunction or other order that would make consummation of the Merger or any other transaction contemplated hereby in accordance with the terms of this Agreement unlawful or would prevent or delay it and (ii) take promptly, in the event that such an injunction or order has been issued in such a proceeding, all steps necessary to take an appeal of such injunction or order; provided, however, that Parent and Merger Subsidiary, together, shall not be required to undertake more than one such appeal.

      (c) Notwithstanding anything to the contrary in this Section 6.03 or elsewhere in this Agreement, the parties agree that, in response to any action taken or threatened to be taken by any court or Governmental Authority, Parent shall not be required to (i) take any action or agree to the imposition of any order that would compel Parent or the Company (or any of their respective subsidiaries) to sell, license or otherwise dispose of, hold separate or otherwise divest itself of any portion of its respective business, operations or assets in order to consummate the Merger or any other transaction contemplated hereby or (ii) impose any limitation(s) on Parent's ability to own or operate the business and operations of the Company and its Subsidiaries.

      (d) Each of Parent and the Company shall give (or shall cause its respective subsidiaries to give) any notices to applicable third parties, and use, and cause its respective subsidiaries to use, their commercially reasonable efforts to obtain any third party consents or waivers, (A) required in connection with the transactions contemplated in this Agreement,

(B) disclosed or required to be disclosed in Schedule 3.05(a) of the Company Disclosure Schedule or Schedule 4.04(a) of the Parent Disclosure Schedule or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Parent Material Adverse Effect from occurring after the Effective Time; provided, however, that, without the written consent of Parent, the Company and its Subsidiaries shall not incur fees and expenses in excess of $10,000.00 in the aggregate in order to obtain, and/or in seeking to obtain, any such third party consents or waivers.

      (e) From the date of this Agreement until the Effective Time or the earlier termination of this Agreement pursuant to Article VIII hereof, each party shall promptly notify the other party in writing of any pending or threatened action, proceeding or investigation by any Governmental Authority or any other person known to it (i) challenging or seeking material damages in connection with the Merger or any other transaction contemplated hereby; or (ii) seeking to delay, restrain or prohibit the consummation of the Merger or any other transaction contemplated hereby or otherwise limit the right of Parent or Parent's subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its Subsidiaries, which in either case would have, individually or in the aggregate, a Company Material Adverse Effect prior to or after the Effective Time, or a Parent Material Adverse Effect after the Effective Time.

      SECTION 6.04. Access to Information; Confidentiality.

      (a) From the date hereof to the earlier of the termination of this Agreement pursuant to Article VIII hereof and the Effective Time, upon reasonable notice and subject to restrictions contained in confidentiality agreements to which the Company is subject (from which the Company shall use reasonable efforts to be released), the Company will provide to Parent (and its representatives) full access to all information and documents which Parent may reasonably request regarding the financial condition, business, assets, liabilities, employees and other aspects of the Company, other than information and documents that in the opinion of the Company's counsel may not be disclosed under applicable Law. Parent shall keep such information confidential in accordance with the terms of the Confidentiality and Non-Circumvention
Agreement, effective as of May 12, 2004 (the "Confidentiality Agreement"), between Parent and the Company. The Confidentiality Agreement shall remain in full force and effect.

      (b) No investigation pursuant to this Section 6.04 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

      SECTION 6.05. No Solicitation of Competing Transactions. Neither the Company nor any Subsidiary shall, directly or indirectly, including through any officer, director, employee, stockholder, investment banker, financial advisor, agent or attorney, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action knowingly to facilitate, any inquiries about or the making of any proposal that the Company enter into any Competing Transaction

(as defined below), or enter into, maintain or have discussions or negotiate with any person in furtherance of such inquiries or to obtain or seek to obtain a Competing Transaction, or agree to, recommend or endorse any Competing Transaction or withdraw or modify, or propose publicly to withdraw or modify, its recommendation set forth in Section 3.19 hereof, or authorize or permit any person to take any such action, and the Company shall notify Parent orally (within one (1) calendar day) and in writing (as promptly as practicable) after receipt by any officer or director of the Company or any Subsidiary or any investment banker, financial advisor, agent or attorney retained by the Company or any Subsidiary, of any inquiry concerning, or proposal for, a Competing Transaction, or of any request for non-public information relating to the Company or any of its Subsidiaries either in connection with such an inquiry or proposal or when such request for non-public information could reasonably be expected to lead to such a proposal, provided, however, that nothing contained in this Section 6.05 or any other provision hereof shall prohibit the Board of Directors of the Company from (i) at any time prior to the Effective Time, furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited, bona fide proposal for a Competing Transaction, if, and only to the extent that, (A) the Board of Directors of the Company, after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that failure to take such action would constitute a breach of the fiduciary duties of the Board of Directors of the Company to the Company's stockholders under applicable Law, and, solely with respect to entering into such discussions or negotiations, the Board of Directors of the Company determines in good faith, based on the advice of its financial advisors, that such Competing Transaction is or is reasonably likely to be more favorable to the Company's stockholders, from a financial point of view, than the Merger and the other transactions contemplated hereby and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company (x) provides at least two (2) business days prior written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and provides in such notice, in reasonable detail, the identity of the person making such proposal and the terms and conditions of such proposal,
(y) provides Parent with all information to be provided to such person which Parent has not previously been provided, and (z) receives from such person an executed confidentiality agreement in reasonably customary form and having terms no less favorable to the Company than those contained in the Confidentiality Agreement; (ii) complying with Rule 14e-2 (and any associated obligation under Rule 14D-9) promulgated under the Exchange Act with regard to a third party tender or exchange offer, provided, however, that the Board of Directors of the Company shall not recommend acceptance of such tender or exchange offer unless, the Board of Directors of the Company, after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that failure to take such action would constitute a breach of the fiduciary duties of the Board of Directors of the Company to the Company's stockholders under applicable Law; (iii) referring any third party to this Section 6.05 or making a copy of this Section 6.05 available to any third party; or (iv) failing to make or withdrawing or modifying its recommendation in
Section 3.19 hereof following the making of an unsolicited, bona fide proposal relating to a Competing Transaction if the Board of Directors of the Company, after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel) determines in good faith that failure to take such action would constitute a breach of the fiduciary duties of the Board of Directors of the Company to the Company's stockholders under applicable Law and the Board of Directors of the Company determines in good faith, based on the advice of its financial advisors, that such Competing Transaction is reasonably likely to be more favorable to the Company's stockholders, from a financial point of view, than the Merger and the other transactions contemplated hereby. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party. For purposes of this Agreement, "Competing Transaction" shall mean: (i) any merger, consolidation, liquidation, share exchange, business combination, recapitalization or other similar transaction involving the Company or any Subsidiary; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of fifteen percent (15%) or more of the assets of the Company and the Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for fifteen (15%) or more of the Shares (other than by the Company or any affiliate thereof) or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, fifteen (15%) or more of the Shares or any other class of capital stock of the Company; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. For a Competing Transaction to be more favorable to the Company's stockholders, it must be a bona fide proposal made by a third party to acquire for consideration consisting solely of cash and/or equity securities, more than fifty percent (50%) of the voting power of the outstanding Shares or all, or substantially all, of the assets of the Company and for which financing, to the extent required, is then committed, or which in the good faith, reasonable judgment of the Board of Directors of the Company is capable of being obtained by such third party.

      SECTION 6.06. Directors' and Officers' Indemnification and Insurance.

      (a) No later than thirty (30) days after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, purchase tail coverage, covering a period of six (6) years from the Effective Time, under the current directors' and officers' liability insurance policies maintained by the Company covering only those persons covered under such policies and at coverage levels in effect as of the date of this Agreement, with respect to acts or omissions occurring on or prior to the Effective Time.

      (b) From and after the Effective Time, to the fullest extent permitted by Law, Parent shall cause the Surviving Corporation to indemnify, hold harmless and advance expenses to the present and former officers, directors and employees of the Company (the "Indemnified Parties") in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's Organizational Documents and each indemnification agreement with the Company's officers and directors to which the Company is a party and listed on Schedule 6.06(b) to the Company Disclosure Schedule, in each case as in effect on the date of this Agreement.

      (c) Parent shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.06 to the extent that such Indemnified Party is finally determined by a court or other tribunal of competent jurisdiction to be entitled to indemnification under this Section 6.06.

      (d) This Section 6.06 shall survive the consummation of the Merger, is intended to benefit the Surviving Corporation and the directors and officers of the Company in office immediately prior to the Effective Time and the Indemnified Parties (the "Insured Parties"), shall be binding, on all successors and assigns of the Surviving Corporation and the Parent, and shall be enforceable by the Insured Parties.

      SECTION 6.07. Notification of Certain Matters. From and after the date of this Agreement until the Effective Time or the earlier termination of this Agreement pursuant to Article VIII hereof, each party hereto shall promptly notify the other party hereto of (a) the occurrence, or nonoccurrence, of any event the occurrence, or non-occurrence of which would be likely to cause: (i) any representation or warranty made in this Agreement by such party, or any information furnished in the Parent Disclosure Schedule or the Company Disclosure Schedule by such party, as the case may be, to be inaccurate either at the time such representation or warranty was made, or such information is furnished, or at the time of the occurrence or non-occurrence of such event; or
(ii) any failure by such party to comply with or satisfy any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement, or (b) the failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any of the conditions to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.07 shall not be deemed to be an amendment of this Agreement or any schedule in the Parent Disclosure Schedule or the Company Disclosure Schedule and shall not cure any breach of any representation or warranty requiring disclosure of such matter on the date of this Agreement. No delivery of any notice pursuant to this Section 6.07 shall limit or affect the remedies available hereunder to the party receiving such notice.

      SECTION 6.08. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the Nasdaq National Market or any other national securities exchange to which Parent or the Company may be a party. The parties have agreed on the text of a joint press release by which Parent and the Company will announce the execution of this Agreement.

      SECTION 6.09. Stockholder Litigation. The Company shall use its reasonable best efforts to defend any stockholder litigation or claims against the Company and its directors (and/or officers) relating to the Merger or any of the other transactions contemplated by this Agreement (including any derivative claims) and shall give Parent the opportunity to participate, at Parent's expense, in, and shall actively cooperate with Parent in, the defense or (subject to Section 5.01(m) hereof) settlement of any such litigation or claims.

      SECTION 6.10. Additional Company SEC Documents; Financial Statements. From and after the date of this Agreement until the Effective Time: (i) the Company shall timely file all forms, reports and documents required to be filed by it with the SEC; (ii) each of such forms, reports and documents shall comply in all material respects with the applicable requirements of the United States federal securities Laws; and (iii) each of such forms, reports and documents will not at the time it is filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Each of the consolidated financial statements (including, in each case, the notes thereto) contained in the SEC forms, reports and documents referred to in the previous sentence shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each will fairly present in all material respects (subject, in the case of unaudited statements, to normal and recurring year-end adjustments) the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein

      SECTION 6.11. Limitation on Expenses. The Company shall not incur Actual Transaction Expenses, other than in connection with litigation, in excess of the amount set forth on Schedule 3.20 of the Company Disclosure Schedule, without the prior written consent of Parent.

      SECTION 6.12. Company Actions with Respect to Plans. Prior to the Effective Time, the Company shall take all actions necessary or appropriate in the reasonable opinion of Parent, and permissible under the Company Stock Option Plans, the related stock option agreements and applicable law, and as would not require approval of the Company's stockholders, to amend each of the 2000 Stock Option Plans and the 1994 Stock Option Plan (1) to transfer all rights and responsibilities of the Company thereunder to Parent, for the purpose of administering the Assumed Options and such other purposes as Parent may thereafter, consistent with the terms of said Plans as amended from time to time, deem appropriate from time to time (including but not limited to the granting of further options and other permissible awards), (2) to provide that further awards under said Plans, if any, shall only be granted in respect of Parent Common Stock, and (3) to adjust any share number appearing in said Plans on the basis of the Conversion Ratio. Prior to the Effective Time, the Company shall take all actions necessary or appropriate in the reasonable opinion of Parent, and permissible under the Company Employee

Stock Purchase Plan and Company Stock Option Plans, the related agreements and applicable law, and as would not require approval of the Company's stockholders, to terminate its ESPP, and each stock option plan of the Company other than the 2000 Stock Option Plans and the 1994 Stock Option Plan. All such actions shall be effective only as of the Effective Time, and then only upon the occurrence of the Merger.

      SECTION 6.13. Employment Agreements, Etc. Parent and Carmine Napolitano shall enter into an Employment Agreement as of the date of this Agreement and attached hereto as Exhibit 6.13(e)-1 and such Employment Agreement shall automatically become effective at the Effective Time. Parent and the Company shall use their respective commercially reasonable efforts to have Parent and each of Kevin Fitzgerald and Jason LeBeck, Al Lee, Frederick Rastgar, and James Wright enter into an Employment Agreement substantially in the form attached hereto as Exhibit 6.13(e)-2 on or prior to the Effective Date, and each such Employment Agreement shall automatically become effective at the Effective Time. Each of Dan Wilnai and Peretz Tzarnotzki shall have entered into agreements with the Company as of the date of this Agreement and attached hereto as Exhibits 6.13(e)-3 and 6.13(e)-4 and the non-compete provision of each such agreement shall automatically become effective at the Effective Time.

                                   ARTICLE VII

                                   CONDITIONS

      SECTION 7.01. Conditions to the Obligations of Each Party. The obligation of each of the Company, Parent and Merger Subsidiary to consummate the Merger is subject to the satisfaction of each of the following conditions:

      (a) This Agreement and the Merger contemplated hereby shall have been approved and adopted by the requisite affirmative vote of the stockholders of the Company in accordance with the DGCL and the Company's Certificate of Incorporation and By-Laws; and

      (b) All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated and all other required authorizations, consents and approvals of any Governmental Authority shall have been obtained.

      SECTION 7.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

      (a) Each of the representations and warranties of the Company set forth in this Agreement which is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date hereof and at and as of the Effective Time as if made at and as of such time, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

      (b) The Company shall have performed or complied with in all material respects its covenants and obligations under this Agreement required to be performed or complied with by it at or prior to the Effective Time;

      (c) The Company shall have delivered to Parent and Merger Subsidiary a certificate, dated as of the Effective Time, to the effect that the conditions in Sections 7.02(a) and 7.02(b) hereof have been satisfied;

      (d) A Company Material Adverse Effect shall not have occurred;

      (e) the Company shall have obtained the consents set forth on Schedule 3.05(a) of the Company Disclosure Schedule;

      (f) Consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Authority and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by an Governmental Authority which prevents consummation of the Merger or has the effect of making the Merger illegal or substantially deprives Parent of any of the anticipated benefits of the Merger; provided, however, that with respect to any order, judgment, decree, injunction or ruling issued at the behest of any court of competent jurisdiction or Governmental Authority, the Parent shall have performed its obligations under Sections 6.03(a) and (b) hereof, subject to the terms of Section 6.03(c) hereof; and

      (g) There shall not have been instituted by any Governmental Authority and be pending, or threatened in writing by any Governmental Authority, any suit, action or proceeding (i) seeking to restrain or prohibit the consummation of the Merger or to substantially deprive Parent of any of its anticipated benefits of the Merger, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger, (iii) seeking to impose material limitations on the ability of Parent or Merger Subsidiary to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Company or the Surviving Corporation or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its Subsidiaries.

      SECTION 7.03. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following further conditions:

      (a) Each of the representations and warranties of the Parent set forth in this Agreement which is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date hereof and at and as of the Effective Time as if made at and as of such time, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

      (b) Parent and Merger Subsidiary shall have performed or complied with in all material respects all of their respective covenants and obligations hereunder required to be performed or complied with by them at or prior to the Effective Time;

      (c) Parent and Merger Subsidiary shall have delivered to the Company a certificate, dated as of the Effective Time, to the effect that the conditions in Sections 7.03(a) and 7.03(b) hereof have been satisfied; and

      (d) Consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Authority and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by an Governmental Authority which prevents consummation of the Merger or has the effect of making the Merger illegal; provided, however, that with respect to any order, judgment, decree, injunction or ruling issued at the behest of any court of competent jurisdiction or Governmental Authority, the Company shall have performed its obligations under Sections 6.03(a) and (b) hereof, subject to the terms of Section 6.03(c) hereof.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

      (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent, Merger Subsidiary and the Company; or

      (b) by Parent, Merger Subsidiary or the Company if either (i) the Effective Time shall not have occurred on or before December 31, 2004 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of the failure of the Effective Time to occur on or before such Termination Date and such failure constitutes a breach of this Agreement; and provided, further, that, if a

Request for Additional Information is received from a Governmental Authority pursuant to the HSR Act, such Termination Date shall be extended up to the 90th day following acknowledgment by such Governmental Authority that Parent and the Company have complied with such Request, but in any event not later than March 31, 2005; or (ii) there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or other Governmental Authority shall have issued an order, judgment, decree, ruling, injunction or taken any other action restraining, enjoining or otherwise prohibiting or materially altering the terms of the Merger and such order, judgment, decree, ruling, injunction or other action shall have become final and nonappealable (any such order, judgment, decree, ruling, injunction or action shall be deemed final and nonappealable if Parent or Merger Subsidiary is exercising its right to terminate under this Section 8.01(b)(ii) and Parent or Merger Subsidiary has unsuccessfully appealed the same on at least one (1) occasion), except that no party may terminate pursuant to this Section 8.01(b)(ii) unless such party shall have complied with its obligations under
Section 6.03(a) and (b) hereof, subject to the terms of Section 6.03(c) hereof, and Section 6.10 hereof, as applicable; or

      (c) by Parent, if (i) the Company's Board of Directors shall have withdrawn, modified, or changed its approval or recommendation in respect of this Agreement or the Merger in a manner adverse to the Merger, or adverse to Parent or Merger Subsidiary, (ii) the Company's Board of Directors shall have approved or recommended any Competing Transaction, (iii) the Company shall have violated or breached any of its obligations under Section 6.05 hereof or (iv) the Board of Directors of the Company shall have resolved to take any of the foregoing actions; or

      (d) by the Company, if the Board of Directors of the Company, after its compliance with its obligations under Section 6.05 hereof, shall have recommended or resolved to recommend to the stockholders of the Company a proposal for a Competing Transaction in accordance with Section 6.05 hereof; provided, that any termination of this Agreement by the Company pursuant to this
Section 8.01(d) shall not be effective unless and until (A) the Board of Directors of the Company has provided Parent with written notice that the Company intends to enter into a binding written agreement in respect of such Competing Transaction, (B) the Company shall have attached thereto the most current, written version of such Competing Transaction, (C) Parent does not make, within two (2) business days after receipt of the Company's written notice, a written offer (which, upon execution by the Company, will constitute an agreement between Parent and the Company) that the Board of Directors of the Company (which shall be obligated to timely review in good faith any such revised or new offer) shall have determined in good faith (after consultation with its aforementioned outside legal and financial advisors) is at least as favorable to the stockholders of the Company, from a financial point of view, as such Competing Transaction and (D) the Company has made payment of the full Termination Fee required by Section 8.03(a) hereof as a condition to its ability to terminate under this subsection (d); provided, further, that the parties hereto acknowledge and agree that, notwithstanding any other provision of this Agreement, a Competing Transaction may not be deemed to be more favorable to the Company's stockholders unless it is a bona fide proposal made by a third party to acquire, for consideration consisting solely of cash and/or equity securities, more than fifty (50%) percent of the voting power of the outstanding Shares or all, or substantially all, of the assets of the Company and for which financing, to the extent required, is then committed or which in the good faith, reasonable judgment of the Board of Directors of the Company, is capable of being obtained by such third party; or

      (e) By Parent, (i) if the Company shall have failed to perform in any material respect any of its covenants or agreements contained in this Agreement or (ii) if any of the representations and warranties of the Company set forth in this Agreement shall fail to be true and correct (without giving effect to any materiality qualifications or references to Company Material Adverse Effect contained in any specific representation or warranty) as if such representations and warranties were made at the time of any such determination except to the extent any such representation and warranty speaks as of a specific date (in which case as of such date), except for any such failures or breaches that do not have, individually or in the aggregate, a Company Material Adverse Effect; provided, that such failure or breach is incapable of being cured or has not been cured within twenty (20) calendar days after written notice from Parent to the Company of such failure or breach; and provided, further, that the right to terminate this Agreement by Parent under this Section 8.01(e) shall not be available to Parent where Parent is at that time in material breach of this Agreement; or

      (f) By the Company, if Parent or Merger Subsidiary shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or, with respect to a breach or failure that is curable, has not been cured within twenty (20) days after the giving of written notice thereof by the Company to Parent or Purchaser, as applicable, except in any case under this subsection (f) for such breaches or failures which are not reasonably likely to have a material adverse effect on Parent's or Merger Subsidiary's ability to complete the Merger; provided, that the right to terminate this Agreement by the Company under this Section 8.01(f) shall not be available to the Company where the Company is at that time in material breach of this Agreement.

      SECTION 8.02. Effects of Termination. Except as provided in Section 9.01 hereof and Section 6.04 hereof, in the event of the termination of this Agreement pursuant to Section 8.01 hereof, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Subsidiary or the Company or any of their respective officers or directors and all rights and obligations of any party hereto shall cease, subject to the sole and exclusive remedies of the parties set forth in Section
8.03 hereof. The payment of any termination fee under Section 8.03 hereof by the Company shall constitute liquidated damages in consideration of the time and opportunity and related costs of Parent and Merger Subsidiary and upon receipt of such termination fee Parent and Merger Subsidiary shall have no further recourse in law or equity against the Company.

      SECTION 8.03. Fees and Expenses.

      (a) The Company shall pay Parent a cash fee of $4,500,000.00 plus Expenses (as hereinafter defined) upon the termination of this Agreement pursuant to Sections 8.01(c) or 8.01(d) hereof. In the event that Parent terminates this Agreement pursuant to Section 8.01(e) hereof, the Company shall pay the Expenses of Parent in accordance with Section 8.03(d) hereof and (ii) in the event the Company enters into a definitive agreement with respect to a Competing Transaction or consummates a Competing Transaction (provided that if a transaction is a Competing Transaction by reason of subparts (iii), (iv) or (v) of the definition thereof, and, with respect to subpart (v), only to the extent of an announcement of a transaction referred to in such (iii) or (iv), that such Competing Transaction has been authorized, recommended, or approved by the Company's Board of Directors) within six (6) months after the date of such termination, a cash fee of $4,500,000.00.

      (b) In the event that the Company  terminates  this Agreement  pursuant to
Section 8.01(f) hereof, Parent shall pay the Expenses of the Company in accordance with Section 8.03(d). In the event that this Agreement is terminated pursuant to Section 8.01(f) and any person or "group" shall have made an offer for a Parent Competing Transaction (as defined below), Parent shall pay the Company a fee of $4,500,000.00 plus Expenses within five (5) business days of the consummation of a Parent Competing Transaction that occurs within six (6) months of such termination. For purposes of this Section 8.03(b), "Parent Competing Transaction" shall mean: (i) any merger, consolidation, liquidation, share exchange, business combination, recapitalization or other similar transaction involving Parent; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of fifteen percent (15%) or more of the assets of Parent and its subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for fifteen (15%) or more of the outstanding capital stock of Parent (other than by Parent or any affiliate thereof) or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" having been formed which beneficially owns or has the right to acquire beneficial ownership of, fifteen (15%) or more of any class of capital stock of the Company. In the event that the Company terminates this Agreement pursuant to
Section 8.01(f) as a result of Parent's failure to obtain the funds to consummate the Merger (except for any such failure arising as a result of (a) any change in the market price or trading volume of Parent's stock after the date hereof; (b) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the Merger (including any cancellation of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (c) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries as a whole in which Parent participates, the U.S. economy as a whole or the foreign economies as a whole in any locations where the Parent or any of its subsidiaries has material operations or sales; or (d) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; or (e) any suit, claim, action or other proceeding brought by any shareholder, Governmental Authority or third-party competitor of the Company or Parent after the date hereof that (x) is brought or threatened against Parent or the Company or any of their subsidiaries or any member of their Board of Directors in respect of this Agreement or the transactions contemplated hereby or (y) in the case of a third-party competitor is brought or threatened against the Parent or the Company or any of their subsidiaries or any member of their Board of Directors and is reasonably likely to have been brought with the intended purpose or effect of preventing, enjoining, materially altering or delaying or otherwise interfering with the transactions contemplated by this Agreement), Parent shall pay the Company a fee of $4,500,000.00 plus Expenses within five (5) business days after the date of such termination.

      (c) Notwithstanding any other provision of this Agreement, as used in this
Article 8, "Expenses" means all reasonable and documented out-of-pocket expenses and fees incurred by a party prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, accountants, environmental and other experts and consultants to such party, and its affiliates and all commitment fees and printing and advertising expenses) actually incurred or accrued by either of them or on their behalf in connection with the Merger or any other transaction contemplated hereby, and actually incurred or accrued by any of the foregoing persons and assumed by such party or its affiliates in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the Merger or any other transaction contemplated hereby and any agreements relating thereto.

      (d) Any payment required to be made pursuant to this Section 8.03 shall be made as promptly as practicable but not later than five (5) business days after the final determination by the party entitled to such payment of such amount and shall be made by wire transfer of immediately available funds to an account designated by the party entitled to such payment.

      (e) Except as otherwise provided in this Section 8.03, all costs and expenses incurred in connection with this Agreement and the Merger or any other transaction contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction contemplated hereby is consummated.

      (f) In the event that any party shall fail to pay the Termination Fee and/or any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by such party and its affiliates (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.03, together with interest on such unpaid Termination Fee and/or Expenses, commencing on the date that such Termination Fee and/or such Expenses became due, at a rate equal to the rate of interest publicly announced by The Bank of New York, from time to time, in the City of New York, as such bank's Base Rate plus two percent (2%).

      SECTION 8.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company, if required, no amendment may be made which would reduce the Per Share Amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      SECTION 8.05. Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally permitted by applicable Law, (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section
8.01 hereof, as the case may be, except that the agreements set forth in Articles I and II and Section 6.06 hereof shall survive the Effective Time in accordance with their respective terms and those agreements set forth in Sections 6.08, 8.02, 8.03 hereof and in this Article IX shall survive the termination of this Agreement indefinitely.

      SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

      if to Parent or Merger Subsidiary:

            Chief Executive Officer
            LeCroy Corporation
            700 Chestnut Ridge Road
            Chestnut Ridge, NY 10977
            Facsimile: (845) 578-5985
      with a copy to:

            Roger D. Feldman, Esq.
            Fish & Richardson P.C.
            225 Franklin Street
            Boston, MA  02110
            Facsimile: (617) 542-8906

      if to the Company:

            Chief Executive Officer
            Computer Access Technology Corporation
            3385 Scott Boulevard
            Santa Clara, CA 95054
            Facsimile:   (408) 727-6622

      with a copy to:

            Richard Scudellari, Esq.
            Morrison & Foerster LLP
            755 Page Mill Road
            Palo Alto, CA  94304-1018
            Facsimile: (650) 494-0792

      SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

      (a) "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person;

      (b) "associate" shall have the meaning ascribed thereto under Rule 405 promulgated under the Securities Act;

      (c) "beneficial owner", with respect to any shares of capital stock, means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly; (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares;

      (d) "business day" means any day on which the principal offices of the SEC in Washington, DC are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York, New York;

      (e) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

      (f) "Governmental Authority" means any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency, instrumentality or commission;

      (g) "knowledge of the Company" means the actual knowledge of any of the following individuals, after their making reasonable inquiries of appropriate persons within the Company: Dan Wilnai, Carmine J. Napolitano, Peretz Tzarnotzky, Albert Lee, Kevin Fitzgerald, Jason LeBeck, Howard Borchew, James Wright and Fred Rastgar.

      (h) "person" means a natural person, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity;

      (i) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

      (j) "Tax" means any U.S. federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

      SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under applicable Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger and the other transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the Merger and the other transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

      SECTION 9.05. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Subsidiary may assign all or any of their rights and obligations hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

      SECTION 9.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.06(a) hereof (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

      SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

      SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court sitting in the City of Wilmington.

      SECTION 9.09. Consent to Jurisdiction.

      (a) EACH OF PARENT, THE COMPANY AND MERGER SUBSIDIARY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF DELAWARE AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF PARENT, THE COMPANY AND MERGER SUBSIDIARY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED EXCLUSIVELY IN ANY DELAWARE STATE OR FEDERAL COURT SITTING IN THE CITY OF WILMINGTON. EACH OF PARENT, THE COMPANY AND MERGER SUBSIDIARY HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT SUCH

PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN SUCH ACTION OR PROCEEDING IN SUCH FORUM AND ANY OBJECTION TO SUCH FORUM ON THE BASIS OF IT BEING AN INCONVENIENT FORUM. EACH OF PARENT, THE COMPANY AND MERGER SUBSIDIARY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

      (b) EACH OF PARENT, THE COMPANY AND MERGER SUBSIDIARY IRREVOCABLY CONSENTS TO ANY SERVICE OF A SUMMONS AND COMPLAINT AND ANY OTHER PROCESS IN ANY OTHER ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY THE PERSONAL DELIVERY OF COPIES OF SUCH PROCESS TO SUCH PARTY. NOTHING IN THIS SECTION 9.09 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      SECTION 9.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 9.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, Parent, Merger Subsidiary and the Company have caused this Agreement to be executed as of the date first written above by their respective executive officers thereunto duly authorized.


                                          LeCroy Corporation

                                          By: /s/ Thomas H. Reslewic
                                              ----------------------------------
                                               Name: Thomas H. Reslewic
                                               Title: President and CEO


                                          COBALT ACQUISITION CORPORATION

                                          By: /s/ Thomas H. Reslewic
                                              ----------------------------------
                                               Name: Thomas H. Reslewic
                                               Title: President


                                          Computer Access Technology Corporation

                                          By: /s/ Carmine Napolitano
                                              ----------------------------------
                                               Name: Carmine Napolitano
                                               Title: President and CEO

         The following schedules and exhibits to the Agreement and Plan of Merger were omitted from this Exhibit 2.3 pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally to the Securities and Exchange Commission copies of these omitted schedules and exhibits upon request:

Company Disclosure Schedule
Parent Disclosure Schedule
Exhibit 1.02          Certificate of Merger
Exhibit 1.04          Certificate of Incorporation of the Surviving Corporation
Exhibit 6.13(e)-1     Employment Agreement between Parent and Carmine Napolitano
Exhibit 6.13(e)-2 Form of Employment Agreement between Parent and each of Kevin Fitzgerald, Jason LeBeck, Al Lee, Frederick
                      Rastgar and James Wright
Exhibit 6.13(e)-3     Services Agreement between the Company and Dan Wilnai
Exhibit 6.13(e)-4     Employment Agreement between the Company and
                      Peretz Tzarnotzky